Exhibit 99.1

FOR IMMEDIATE RELEASE

THE CHILDREN'S PLACE APPOINTS MARLA MALCOLM BECK,

FOUNDER & CEO OF MACY’S, INC. UPSCALE BEAUTY RETAILER BLUEMERCURY, TO ITS BOARD OF DIRECTORS

Proven Specialty Retail Entrepreneur and Operator Further Enhances Board

Secaucus, New Jersey – September 1, 2015 - The Children's Place, Inc. (Nasdaq: PLCE), the largest pure-play children's specialty apparel retailer in North America, today announced that it has appointed Marla Malcolm Beck to the Company's Board of Directors, effective immediately. Ms. Beck will serve as an independent Class II Director and will stand for election at the 2017 Annual Meeting of Shareholders.

Ms. Beck, 45, is the co-founder and Chief Executive Officer of Bluemercury, a retailer and online seller of upscale beauty products and spa services. Bluemercury was founded in 1999 and acquired by Macy's, Inc. in 2015. Today it operates as a stand-alone business with Ms. Beck serving as CEO and reporting directly to the Chairman and Chief Executive Officer of Macy's, Inc.

"Marla is a customer-focused specialty retail visionary who brings broad-based leadership and managerial experience in areas critical to our business, including omni-channel retail, marketing and consumer insights," said Norman Matthews, Chairman of the Board. "We are thrilled to welcome Marla to our team and we look forward to working with her as the Company continues to drive meaningful progress."

Ms. Beck qualifies as an independent director within the meaning of the Marketplace Rules of the Nasdaq Stock Market LLC. Ms. Beck is the mutually acceptable additional independent director contemplated by the Agreement dated May 22, 2015 among the Company, Barington Companies Equity Partners, L.P. (and certain affiliates), and Macellum Advisors GP, LLC (and certain affiliates).

Ms. Beck currently serves as a member of the Board of Directors of the National Retail Federation. Prior to founding Bluemercury, Ms. Beck was a consultant at McKinsey and Company. She received a B.A. in economics from the University of California, Berkeley and holds an MBA from Harvard Business School and an MPA from Harvard University’s John F. Kennedy School of Government.

About The Children's Place, Inc.

The Children's Place is the largest pure-play children's specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary "The Children's Place," "Place" and "Baby Place" brand names. As of August 1, 2015, the Company operated 1,086 stores in the United States, Canada and Puerto Rico, an online store at www.childrensplace.com, and had 85 international stores open and operated by its franchise partners in 11 countries.

Forward Looking Statements

This press release may contain certain forward-looking statements regarding future circumstances, including statements relating to the Company's strategic initiatives. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the "Risk Factors" section of its annual report on Form 10-K for the fiscal year ended January 31, 2015. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company's business and its dependence on consumer spending patterns, which may be affected by the weakness in the economy that continues to affect the Company's target customer, the risk that the Company's strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact: Robert Vill, Group Vice President, Finance, (201) 453-6693

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